TRANSITION SERVICES AGREEMENT
                     -----------------------------


          This TRANSITION SERVICES AGREEMENT ("AGREEMENT") is made this 16th day of April 1999, and is by, between and among FISERV, INC., a Wisconsin corporation ("FISERV"), FISERV CLEARING, INC., a Delaware corporation and a wholly owned subsidiary of Fiserv ("BUYER"), JWGENESIS FINANCIAL CORP., a Florida corporation ("JWGFC"), JWGENESIS FINANCIAL SERVICES, INC., a Florida corporation and a wholly owned subsidiary of JWGFC ("SELLER"), and JWGENESIS CLEARING CORP., an Iowa corporation ("COMPANY").

          WHEREAS, Fiserv, Buyer, JWGFC, Seller and the Company have entered into that certain Stock Purchase Agreement dated as of April 16, 1999 (the "SPA"). Capitalized terms used herein and not defined are used as defined in the SPA.

          WHEREAS, pursuant to the SPA, Seller has agreed to sell to Buyer and Buyer has agreed to purchase from Seller all of the Shares of the Company.

          WHEREAS, in order for Buyer to fully, efficiently and effectively operate the Company immediately following the Closing Date, it will be necessary for the Company to continue to receive certain assistance and services, and use certain facilities, (collectively, the "Services"), as more fully described herein, from or through JWGFC and/or Seller, in the same manner and at the same service quality levels as the Company received such Services on and prior to the Closing Date.

          WHEREAS, for the period beginning immediately after the Closing and continuing until the earlier of the date on which all of the Company's records and processing shall be transferred and/or converted to Buyer's subsidiary Fiserv Correspondent Services, Inc. ("FCS") or September 1, 1999, or for such other period as may be specified herein or as otherwise may be agreed in writing by the parties, JWGFC and Seller desire and agree, jointly and severally, to provide or cause to provide to Buyer all of the Services, and Buyer is willing to receive such Services, upon and subject to the terms and conditions set forth herein

          NOW THEREFORE, for good and valuable consideration, and intending to be legally bound, the parties agree as follows:



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                               ARTICLE I

                          General Agreements
                          ------------------

          Section 1.01.  Recitals.  The Recitals set forth above are
                         --------
incorporated as if fully set forth herein.

          Section 1.02.  "Pass Through" of Costs.  Whenever reference
                         -----------------------
is made herein to the "pass through" (or any variations of said term) of certain allocated costs, that shall mean that said costs shall be charged and billed at the actual cost of same as incurred under the applicable contractual arrangements and proportionate with the agreed allocation, with no additional mark-ups, service charges or processing fees of any kind.

          Section 1.03.  Laws, Rules and Regulations.  The parties
                         ---------------------------
shall implement this Agreement in accordance with all laws, rules and regulations applicable to the Company and to each of them.


                              ARTICLE II

                         Services Arrangements

          Section 2.01.  Employees, Contractors and Agents.  From and
                         ---------------------------------
after the date hereof and prior to Closing, JWGFC and Seller shall remove from the Company's employ or service all employees, contractors or agents other than the forty-one individuals specified in EXHIBIT
2.01 hereto (the "WORKERS"). JWGFC and Seller shall use all commercially reasonable efforts to insure that all the Workers remain in the Company's employ or service consistent with and to carry out this Agreement and the SPA. Exhibit 2.01 lists the position and compensation of each of the Workers. Upon and after Closing, all of the Workers, plus the Company's NYSE representatives Frank Chester and Fred Buldrini, shall become employees, contractors or agents of Buyer or FCS.

          Section 2.02.  Fixed Assets and Leasehold Improvements.  From
                         ---------------------------------------
and after the date hereof and prior to Closing, JWGFC and Seller shall remove from the Company and/or its use all fixed assets and leasehold improvements not associated with the direct support of the Workers.
Set forth in EXHIBIT 2.02 hereto are all fixed assets and leasehold improvements of or relating to the Company and/or the direct support of the Workers which the Buyer will purchase pursuant to the SPA, including the book value of each of same. In addition, from and after the date of Closing and until of the date on which all of the Company's records and processing shall be transferred and/or converted to FCS, Buyer shall use (but not purchase) certain fixed assets and leasehold improvements of JWGFC or Seller as mutually agreed; JWGFC shall provide directly or otherwise make available the same to Buyer and the Company, and for same Buyer shall pay to JWGFC a flat fee of $1,512 per calendar month.

          Section 2.03.  Office Space.  All leasing and other
                         ------------
obligations respecting the office space used in Boca Raton, Florida as of the date hereof by JWGFC, Seller and/or Company shall be the sole

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responsibility of JWGFC.  However, and as specified in EXHIBIT 2.03 hereto, a reasonable amount of square feet of said office space shall be designated and allocated for the Company's continued operations and the direct usage of the Workers. From and after the Closing and for such time as Buyer uses said square feet of office space, Buyer shall pay to JWGFC a flat monthly fee of $6,062.16 for the said allocated square feet. Buyer shall use said square feet of office space for all time periods during which JWGFC or any of its subsidiaries or affiliates leases the office space used as of the date hereof by JWGFC, Seller and/or Company. As soon as practicable following execution of this Agreement, the parties shall mutually designate and agree to the separate and distinct area(s) and square footage within the said office space where, post-Closing, the physical operations of the Company will be housed (including the physical location of the Workers and the fixed assets and leasehold improvements referenced in
Section 2.02) and from which the business of the Company will be carried out.

          Section 2.04.  Telephone and Facsimile System.  All
                         ------------------------------
obligations respecting the telephone and facsimile system used as of the date hereof by JWGFC, Seller and/or Company shall be the sole responsibility of JWGFC. However, from and after the Closing, and for such time as Buyer elects to use all or part of said system, JWGFC shall provide directly or otherwise make available the same to Buyer and the Company. Buyer shall pay to JWGFC the "pass through" costs of same allocated based on the direct usage of the Workers.

          Section 2.05.  Utilities.  All obligations respecting the
                         ---------
utilities used as of the date hereof by JWGFC, Seller and/or Company shall be the sole responsibility of JWGFC. However, from and after the Closing, and for such time as Buyer elects to use all or part of office space described in Section 2.03, JWGFC shall provide directly or otherwise make available the same to Buyer and the Company. Buyer shall pay to JWGFC the "pass through" costs for same based on the square footage used directly by the Workers.

          Section 2.06.  Quotation Services.  All obligations respecting
                         ------------------
the quotation services used as of the date hereof by JWGFC, Seller and/or Company, including leases and quotation services, shall be the sole responsibility of JWGFC. However, from and after the Closing, and for such time as Buyer elects to use all or part of said services, JWGFC shall provide directly or otherwise make available the same to Buyer and the Company. Buyer shall pay to JWGFC the "pass through" costs for the actual equipment (number of devices) and features as are used directly by the Workers. Set forth in EXHIBIT 2.06 hereto are the number and location of the quotation equipment of or relating to the Company which will continue to be used for Company business from and after the Closing.

          Section 2.07.  Information Systems and Information
                         -----------------------------------
Technology.  From and after the Closing, and for such time as Buyer
----------
elects to use all or part of the information systems and information technology systems and services currently provided by or through JWGFC or Seller for or relating to the Company, JWGFC shall provide or otherwise make available the same to Buyer and the Company, and Buyer shall pay the "pass through" costs for same as are used directly by

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the Workers.  The said information systems and information technology systems and services include, but are not limited to, incorporating new correspondent requirements as well as expanding internet capabilities as needed, and providing service concerning all present and newly installed devices (including but not limited to voice and data communications) used by or for the Company. JWGFC's and/or the Company's ADP/SIS contract for or relating to the Company shall be the sole responsibility of JWGFC. However, for the period beginning immediately after the Closing and continuing until the end of the month of the date on which all of the Company's records and processing shall be transferred and/or converted to FCS, or such later time as Buyer or FCS requests, JWGFC shall provide or otherwise make available the same to Buyer and the Company, and Buyer shall pay the "pass through" costs for same as are used for the Company's business.

          For the Services described below in Sections 2.08, 2.09,
          --------------------------------------------------------
2.10, 2.11 and 2.12, Buyer shall pay to JWGFC a flat fee of $230,000
--------------------------------------------------------------------
per calendar month.
------------------

          Section 2.08.  Operations.  From and after the Closing, and
                         ----------
for such time as Buyer elects to use the operations, securities handling, dividends, reorganizations, ACAT, mail room and back office services currently provided by or through JWGFC or Seller for or relating to the Company, JWGFC shall provide directly or otherwise make available the same to Buyer and the Company. The said cash management services include, but are not limited to, receipt and delivery of securities and the handling of cash instruments to and from clients, banks and depositaries. With respect to mail room and related services, Buyer shall cause the Company, at such times as are reasonable to implement this Agreement and the SPA, to acquire (by lease or purchase) and use such mail systems and post office boxes as may be necessary to operate the Company as a separate and independent business.

          Section 2.09.  Regulatory Reporting; Preparation of Financial
                         ----------------------------------------------
and Tax Statements, and Reports.  From and after the Closing, and for
-------------------------------
such time as Buyer elects to use the regulatory reporting, financial statement, tax, ledger, register, log, blotter, reporting and working paper preparation and related services currently provided by or through JWGFC or Seller for or relating to the Company, JWGFC shall provide directly or otherwise make available the same to Buyer and the Company.

          Section 2.10.  Execution Services.  From and after the
                         ------------------
Closing, and for such time as Buyer elects to use the execution and trading desk services (including listed, agency OTC and NASDAQ transactions, equities and options block trading, and related clerical functions) currently provided by or through JWGFC or Seller for or relating to the Company, JWGFC shall provide directly or otherwise make available the same to Buyer and the Company.

          Section 2.11.  Securities Compliance.  From and after the
                         ---------------------
Closing, and for such time as Buyer elects to use the securities compliance services currently provided by or through JWGFC or Seller for or relating to the Company, JWGFC shall provide directly or otherwise

                                     4
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make available the same to Buyer and the Company.  The said securities compliance services include, but are not limited to:
receiving, acknowledging and recommending to Buyer and the Company responses to customer complaints; receiving, processing and recommending to Buyer and the Company responses to regulatory reviews and inquiries; processing restricted and other Rule 144 certificates; preparing and filing all registrations and applications required for the Company to conduct its business; enforcing and implementing the Company's present policies and procedures; consistent with present policies and procedures; and providing standard risk management reports for Buyer's and/or FCS's review. It is understood and agreed, however, that Buyer and the Company shall be responsible for all compliance-related decisions made by Buyer and/or the Company, whether in response to recommendations made pursuant to this Section 2.10 or otherwise.

          Section 2.12.  Warehouse Facilities.  From and after the
                         --------------------
Closing, and for such time as Buyer elects to use the warehouse facilities currently used by JWGFC, Seller or the Company, JWGFC shall continue to staff, support and provide such facilities to store and retain, per regulatory retention rules, and make available for reasonable access and retrieval, all documents and records of or relating to the Company. JWGFC shall provide to Fiserv and Buyer at least six months prior written notice before the termination or material alteration of any arrangements respecting said warehouse facilities. The parties shall cooperate in good faith and take reasonable actions concerning the proper handling of both past and future documents and records of or relating to the Company.

          Section 2.13.  Standard of Performance.  JWGFC shall perform
                         -----------------------
or cause the performance of all of the Services competently, accurately, timely and professionally, and in compliance with all applicable laws, rules, regulations and orders, at all times of a quality level consistent with same as performed and provided previously.

          Section 2.14.  Billing and Payment.  JWGFC shall invoice
                         -------------------
Buyer monthly in arrears for the Services provided hereunder. Such invoices shall set forth such detail as reasonably requested by Buyer. Buyer shall pay the undisputed portion of such invoices within 30 days of receipt thereof. Buyer and JWGFC shall work diligently to resolve promptly (within no more than five business days) any disputed portion of such invoices.

          Section 2.15.  Audit.  For purposes of implementing this
                         -----
Agreement, Fiserv and Buyer (themselves or via their authorized representatives) shall have the right, at reasonable times and upon reasonable notice, to review and audit the books, records, documents and accounts of the other parties relating to the Services and/or all billings hereunder.

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                              ARTICLE III


                            Indemnification
                            ---------------

          Section 3.01. Indemnification of Buyer by Seller. JWGFC shall defend, indemnify and hold harmless Buyer, Fiserv and their subsidiaries and affiliates, along with their respective officers, directors, employees, agents, representatives, successors and assigns (collectively the "BUYER INDEMNIFIED PERSONS") from and against any losses, damages, claims, suits, proceedings, liabilities, costs and expenses (including without limitation reasonable attorneys fees and related expenses) which may be imposed on, sustained, incurred or suffered by or asserted against any Buyer Indemnified Person, directly or indirectly, as a result of or relating to or arising out of any failure by JWGFC and/or Seller to perform or cause the performance of the Services in accordance with the terms hereof.

          Section 3.02.  Procedures for Indemnification.  (a) If any
                         ------------------------------
Buyer Indemnified Person who is entitled to assert a claim for indemnification under this Agreement shall receive notice of the assertion by any person or entity of any claim or of the commencement by any such person or entity of any action or proceeding (a "THIRD PARTY CLAIM") with respect to which JWGFC is obligated to provide indemnification to the Buyer Indemnified Person, the said Buyer Indemnified Person shall give prompt notice thereof to JWGFC. Such notice shall describe the Third Party Claim in reasonable detail.

               (b) JWGFC may elect to compromise or defend, at JWGFC's own expense and effort, and by JWGFC's own counsel, any Third Party Claims provided, however, that JWGFC shall not settle or compromise, or enter into a commitment with respect to settlement or compromise of, such Third Party Claim without the prior written consent of Buyer. If JWGFC elects to defend a Third Party Claim it shall, within 30 days of receipt of the notice referred to in Section 3.02(a) above (or sooner, if the nature of such Third Party Claim so requires), notify the Buyer Indemnified Person of its intent to do so, and the Buyer Indemnified Person shall reasonably cooperate in the compromise of, or defense against, such Third Party Claim. JWGFC shall pay such Buyer Indemnified Person all actual and reasonable out-of-pocket expenses incurred in connection with such cooperation. After notice from JWGFC to such Buyer Indemnified Person of its election to assume the defense of a Third Party Claim, JWGFC shall not be liable to such Buyer Indemnified Person for any legal expenses subsequently incurred by such Buyer Indemnified in connection with the defense thereof provided, that such Buyer Indemnified Person shall have the right to employ one counsel for each Third Party Claim to represent such Buyer Indemnified Person if, in such Buyer Indemnified Person's good faith judgment, (i) a conflict of interest between such Buyer Indemnified Person and JWGFC exists in respect of such Third Party Claim or (ii) where JWGFC is also a party to such Third Party Claim, different or conflicting expenses of such separate counsel shall be paid by JWGFC. If JWGFC elects not to defend against a Third Party Claim, or fails to notify a Buyer Indemnified Person of its election not to defend, such Buyer Indemnified Person may, without advance notice to JWGFC, pay, compromise or defend such Third Party Claim reasonably and in good



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faith on behalf of and for the account and risk of JWGFC to the extent that the Buyer Indemnified Person is entitled to receive indemnification from JWGFC hereunder. JWGFC shall not consent to entry of any judgment or entry into any settlement against or with respect to any Buyer Indemnified Person without the written consent of such Buyer Indemnified Person, unless such judgment or settlement (A) provides solely for money damages or other payments for which such Buyer Indemnified Person is entitled to indemnification hereunder and
(B) includes as an unconditional term thereof the giving by the claimant or plaintiff to such Buyer Indemnified Person of a full and unconditional release for all liability in respect of such Third Party Claim.

          Section 3.03.  Applicability.  For the avoidance of doubt,
                         -------------
no Buyer Indemnified Person shall be entitled to assert a claim for indemnification under this Article III based on any matter(s) that was/were expressly and in writing directed or approved by said Buyer Indemnified Person.

          Section 3.04.  Limitation.  Unless the indemnity obligations
                         ----------
specified in Section 3.01 are triggered by actions or inactions which rise to the level of gross negligence or intentional misconduct, JWGFC's indemnity payments pursuant to this Article III shall not exceed the amount of money it receives from Buyer for payment of the Services as provided herein. No such dollar limitation shall apply if the indemnity obligations specified in Section 3.01 are triggered by actions or inactions that rise to the level of gross negligence or intentional misconduct.


                              ARTICLE IV


                             Miscellaneous
                             -------------

               Section 4.01.  Further Assurances.  On and after the
                              ------------------
Closing Date, the parties shall execute all documents, instruments or conveyances of any kind which may be necessary or advisable to carry out any of the provisions hereof and to consummate the transactions contemplated hereby.

               Section 4.02.  Notices.  All notices hereunder shall be
                              -------
given in accordance with Section 7.05 of the SPA.

               Section 4.03.  Assignment.  This Agreement shall not be
                              ----------
assignable by any party hereto without the prior written consent of the other parties, which consent shall not be unreasonably withheld except that Buyer may without such consent assign its rights (or a portion of its rights) hereunder to a wholly-owned subsidiary or subsidiaries of Buyer.

               Section 4.04.  Entire Agreement.  With respect to the
                              ----------------
subject matter hereof, this Agreement constitutes the entire agreement

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between or among the parties, and supersedes and cancels any and all other agreements between or among the parties relating thereto.

               Section 4.05.  Invalidity.  If any one or more of the
                              ----------
provisions contained in this Agreement, or in any other instrument referred to herein, shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any such other instrument.

               Section 4.06.  Counterparts.  This Agreement may be
                              ------------
executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

               Section 4.07.  Governing Law and Dispute Resolution.
                              ------------------------------------
These matters shall be as provided in Section 7.09 and Section 7.10 of the SPA.

               Section 4.08.  Amendments.  This Agreement may be
                              ----------
modified or amended only if all parties hereto sign a written agreement which specifies all said modifications or amendments.

               Section 4.09.  Successors and Assigns.  This Agreement
                              ----------------------
shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. No person or entity other than the parties hereto is a beneficiary hereunder.

          WITNESS the due execution of this Agreement as of the day and year first above written.

                         FISERV, INC.


                         By    /s/ Robert H. Beriault
                            --------------------------------------
                              Robert H. Beriault, Executive Vice
                                 President



                         FISERV CLEARING, INC.


                         By    /s/ Lawrence E. Donato
                            --------------------------------------
                              Lawrence E. Donato, Senior Vice
                                 President


                                     8

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                         JWGENESIS FINANCIAL CORP.


                         By    /s/ Joel E. Marks
                            --------------------------------------
                              Joel E. Marks, Vice Chairman and
                                 Chief Operating Officer


                         JWGENESIS FINANCIAL SERVICES, INC.


                         By   /s/ Joel E. Marks
                            --------------------------------------
                             Joel E. Marks, Executive Vice
                                 President


                         JWGENESIS CLEARING CORP.


                         By   /s/ Joel E. Marks
                            --------------------------------------
                             Joel E. Marks, Executive Vice
                                 President



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